Exhibit 99.1
Management Presentation August 27-28, 2007

Refining Fundamentals Strong as Demand Keeps Growing MBPDU.S. DemandMBPDMMBPDGlobal Petroleum Demand 9,4004,300 88 Gasoline 9,20085 4,100 9,00083 Distillate 8,80080 3,900 8,60078 8,4003,700 75 2001 2002 2003 2004 2005 2006 2007E2001 2002 2003 2004 2005 2006 2007E Source: U.S. Department of Energy, Energy Information Administration (EIA)Source: Industry reports and Valero forecast Demand growth continues despite higher prices •2007 U.S. gasoline up 1.3%, distillate up 3.4% YTD •Consumers resilient — U.S. gasoline spending approximately 3% of disposable income In line with historical range Global petroleum demand up 1.9%, or 1.6 million barrels per day in 2007 Good economic growth in U.S, stronger economic growth worldwide •Consensus estimates indicate above-average growth 2

New Era of Refining Filled with Challenges More stringent fuel More refining specifications Growth in units, more and regulationsvariety of fuels complicated and operationsblendstocks Construction costs higher Logistics and durations bottlenecks longer Recurring U.S. more unplanned reliant on refinery outages imports worldwide Mixed messages from Emphasis on legislatures safety affects hinder throughput investment Refining system less flexible, supply constrained Supports margins

Spare Refining Capacity Expected to Remain Tight MMBPD 3.0 Petroleum Demand Growth 2.5CDU Capacity Growth Conversion Capacity Growth 2.0(Coker, FCC, HCU) 1.5 1.0 0.5 0.0 2004 2005 2006 2007E 2008E 2009E Source: Industry reports and Valero forecasts Difficult for refining capacity to keep up with demand growth

Strong Fundamentals Driving Refining Margins Per Barrel $25Gulf Coast 3-2-1 East Coast 3-2-1 $20Mid-Con 3-2-1 West Coast 3-2-1 $15 $10 $5 $0 200120022003200420052006 2007E Sources: Historical data Platt’s; 2007 estimate based on historical data and Valero forecast Expect margins to remain high •Persistent supply challenges difficult to overcome •New capacity expansions need continued high margins for economic return

Canadian Heavy Sour Crude Oil Heading to Gulf Coast MBPD Canadian Heavy Crude Supply 2,500 Canadian heavy sour supply rapidly increasing 2,000 Forecast to grow from 1.25 to 2.25mmbbls/day by 2015 1,500 1,000 500 0 2007 2009 2011 2013 2015 Source: CAPP Multiple pipeline and logistics projects in progress Industry has 1,250 mpbd of coking capacity in Texas and Louisiana •Valero has 230 mbpd of Gulf Coast coking capacity 6

Feedstock Discounts Favorable for Heavy Sour Refiners


Feedstock Discounts
Per Barrel
$18
$12
$6
$0
Maya
Mars
2001
2002
2003
2004
2005
2006
2007 E

Sources: Historical data Platt's; 2007 estimate based on historical data and Valero forecast


Estimated Quality of Reserves (2006)
Light Sweet 20%
High Acid 2%
Sour 66%
13%
Heavy Sour

Source: Oil & Gas Journal, Company Information

- **Expect low-quality crude oils to continuing pricing at wide discounts**
- **Strong demand for light, sweet crude oil**
  - More stringent fuel specifications
  - Conversion capacity lags strong demand for light products

- **Reserves mainly sour and acidic crude oils**
  - Substantial medium sour reserves
  - Canadian reserves primarily heavy and sour

7

Valero’s Strategy Invest in value-added, growth projects at flagship and niche refineries •Focus on sour-up, heavy-up, and product upgrading projects •Leverage core strengths to adjacent markets Improve operations •Achieve $1 billion in annual operating income improvements over next 5 years •Higher performance expectations and more accountability across all lines of business Optimize portfolio •Upgrade asset base to improve long-term profitability and returns •Sold Lima, OH refinery •Looking for quality assets in North America and Atlantic Basin that meet our criteria Use balanced approach to allocate cash

Using Balanced Approach to Allocate Cash BillionsCumulative Allocations 2005-2007E $15 More balanced approach to allocating cash $10 Buybacks in 2007 •Purchased 64 million shares with Net Acquisitions and $4.4 billion YTD $5Growth Capital •Intend to continue share buybacks Buybacks and Dividendsthrough year-end $0 •Potential share count reduction of 2005 2006 2007E 12% to 15% versus 2006 MillionsWtd. Avg. Diluted Shares Outstanding Dividends 670 •Increased twice in 2006 and by 650 50% in 2007 630 •Goal is to pay dividends in-line 610 with peer group 590 Debt 570 •Intend to maintain investment 550 grade rating 530 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07E 9

Valero Energy – The Best Value in Refining Refining Industry Strong fundamentals support high margin environment •Longer than Wall Street expects Valero Energy Geographically diversified, high conversion assets, highly liquid stock Investing for growth in EPS and cash flow per share Doing what we said we’d do GOAL – Become a better positioned, better performing, and more valuable company for the long-term 10

Appendix

Valero Operations Map Quebec, Canada •215,000 bpd capacity Benicia, California •170,000 bpd capacity Paulsboro, New Jersey •195,000 bpd capacity Delaware City, Delaware Wilmington, California• 210,000 bpd capacity •135,000 bpd capacity McKee, Texas •170,000 bpd capacityMemphis, Tennessee •195,000 bpd capacity Three Rivers, Texas •100,000 bpd capacity Ardmore, Oklahoma •90,000 bpd capacity Corpus Christi, Texas Valero Marketing • 340,000 bpd capacityKrotz Springs, Louisiana Presence• 85,000 bpd capacitySt. Charles, Louisiana •250,000 bpd capacity Houston, Texas • 130,000 bpd capacityPort Arthur, Texas Texas City, Texas •245,000 bpd capacity• 325,000 bpd capacitySan Nicholas, Aruba • 275,000 bpd capacity Capacity shown in terms of crude and feedstock throughput 12

Margins and Days of Supply Gulf Coast Gasoline Margin (per bbl)Gulf Coast Diesel Margin (per bbl) $40$20 $352007 2007 $30$15 2006 $25 2006 $20$10 $15 $10$5 5-Yr Avg5-Yr Avg $5 $0$0 JanAprJulOctJanAprJulOct Source: Platts conventional unleaded 87; 2007 data through August 17Source: Platts; 2007 data through August 17 = ULSD; Prior years data = LSD 26Gasoline Days of Supply38Distillate Days of Supply 2006 2536 2006 2434 5-Yr Avg5-Yr Avg 2332 2230 2007 2128 2007 2026 JanAprJulOctJanAprJulOct Source: DOE; 2007 data through August 17Source: DOE; 2007 data through August 17 13

Safe Harbor Statement Statements contained in this presentation that state the Company’s or management’s expectations or predictions of the future are forward–looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward–looking statements. It is important to note that actual results could d iffer materially from those projected in such forward–looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission, and available on Valero’s website at www.valero.com. 14